J.P. MORGAN MUTUAL FUND SERIES
J.P. MORGAN FUNDS

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement)
is made as of this 22nd day of November, 2004, by and
between J.P. Morgan Mutual Fund Series, a
Massachusetts business trust (Successor Trust),
with its principal place of business at
522 Fifth Avenue, New York, New York 10036, on
behalf of each of its series listed in Exhibit A
attached hereto (each a Successor Fund), and
J.P. Morgan Funds, a Massachusetts business trust
(Predecessor Trust), with its principal place of
business at 522 Fifth Avenue, New York, New York 10036,
on behalf of each of its series listed in Exhibit A
attached hereto (each a Predecessor Fund).
WHEREAS, each of the Predecessor Funds is a
series of the Predecessor Trust, an open-end,
investment company of the management type
registered pursuant to the Investment Company
Act of 1940, as amended (1940 Act), which has
been organized as a Massachusetts business trust;
WHEREAS, each of the Successor Funds has been
organized as series of the Successor Trust, a
Massachusetts business trust, in order to continue
the business and operations of the corresponding
Predecessor Fund; WHEREAS, each Successor Fund
currently has no assets and has carried on no
business activities prior to the date first
shown above and will have had no assets and
will have carried on no business activities
prior to the consummation of the transaction
described herein; WHEREAS, this Agreement is intended
to be and is adopted as a plan of reorganization
and liquidation within the meaning of Section 368(a)(1)
of the United States Internal Revenue Code of 1986,
as amended (Code); WHEREAS, the contemplated
reorganization and liquidation will consist of
(1) the sale, assignment, conveyance, transfer and
delivery of all of the property and assets of each
of the Predecessor Funds to the corresponding Successor
Fund in exchange solely for classes of shares of
beneficial interest of such Successor Fund
(Successor Fund Shares) corresponding to the
classes of shares of beneficial interest of such
Predecessor Fund (Predecessor Fund Shares),
as described herein, (2) the assumption by such
Successor Fund of all liabilities of the corresponding Predecessor Fund, and (3) the distribution of the
Successor Fund Shares to the shareholders of each
corresponding Predecessor Fund, as provided herein (Reorganization), all upon the terms and conditions hereinafter set forth in this Agreement;
WHEREAS, each Predecessor Fund currently owns
securities that are substantially similar
to those in which the corresponding Successor
Fund is permitted to invest; WHEREAS, the Trustees
of Successor Trust have determined, with respect to
each Successor Fund, that the sale, assignment,
conveyance, transfer and delivery of all of the
property and assets of the corresponding Predecessor
Fund for Successor Fund Shares and the assumption
of all liabilities of such Predecessor Fund by the corresponding Successor Fund is in the best interests of each Successor Fund;
WHEREAS, the Trustees of the Predecessor Trust have
 determined, with respect to each Predecessor Fund,
that the sale, assignment, conveyance, transfer and
delivery  of all of the property and assets of
such Predecessor Fund for Successor Fund Shares
and the assumption of all liabilities of such
Predecessor Fund by the corresponding Successor
Fund pursuant to this Agreement is in the best
interests of the Predecessor Trust, each of the
Predecessor Funds and its shareholders and that
the interests such shareholders will not be
diluted as a result of this transaction; and
WHEREAS, the Predecessor Trust, on behalf of
each of certain Predecessor Funds identified in
Exhibit A (Contingent Predecessor Funds), has
entered into an agreement and plan of
reorganization pursuant to which each Contingent
Predecessor Fund will be reorganized with another
registered investment company or series thereof
(with respect to each Contingent Predecessor Fund,
the Primary Reorganization), subject to approval
of the Primary Reorganization by the shareholders
of such Contingent Predecessor Fund, and this
Agreement shall not be effective with respect
to such Contingent Predecessor Fund in the event
that the Primary Reorganization is consummated;
NOW, THEREFORE, in consideration of the premises
and of the covenants and agreements hereinafter
set forth, the parties hereto covenant and agree
as follows: 1.	TRANSFER OF ASSETS OF EACH PREDECESSOR
FUND TO THE CORRESPONDING SUCCESSOR FUND IN
EXCHANGE FOR SUCCESSOR FUND SHARES, THE
ASSUMPTION OF ALL PREDECESSOR FUND LIABILITIES
AND THE LIQUIDATION OF THE PREDECESSOR FUND
1.1	Subject to requisite approvals and the
other terms and conditions herein set forth and
on the basis of the representations and warranties
contained herein, Predecessor Trust, on behalf of
each Predecessor Fund, agrees to sell, assign, convey,
transfer and deliver all of such Predecessor Funds
property and assets, as set forth in paragraph 1.2,
to the corresponding Successor Fund, and Successor
Trust, on behalf of each Successor Fund, agrees in
exchange therefor: (a) to deliver to the corresponding Predecessor Fund the number of full and fractional
Successor Fund Shares corresponding to each class
of the Predecessor Fund Shares as of the time and
date set forth in paragraph 3; and (b) to assume
all liabilities of such Predecessor Fund, as set
forth in paragraph 1.3.  Such transactions shall
take place on the date of the closing provided for
in paragraph 3.1 (Closing Date).  Exhibit A attached
hereto shows each Successor Fund and its classes of
shares of beneficial interest and the corresponding
Predecessor Fund and its classes of shares of
beneficial interest.  (Throughout this Agreement,
the term Successor Fund Shares should be read to
include each class of shares of the applicable Successor
Fund, and each reference to Successor Fund Shares
in connection with a Predecessor Fund should be
read to include each class of beneficial interest
of the corresponding Successor Fund.)
1.2	The property and assets of each Predecessor
Fund to be sold, assigned, conveyed, transferred and
delivered to and acquired by Successor Trust, on
behalf of the corresponding Successor Fund, shall
consist of all assets and property, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests
receivable that are owned by such Predecessor Fund
and any deferred or prepaid expenses shown as an asset
on the books of such Predecessor Fund on the Valuation
Date as defined in paragraph 2.1 (collectively, with
respect to each Predecessor Fund separately, Assets).
The Predecessor Fund will sell, assign, convey, transfer
and deliver to the Successor Fund any rights, stock
dividends, or other securities received by the Predecessor
Fund after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed included in the property and assets transferred to the Successor Fund at the Closing
Date and shall not be separately valued, in which case
any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Predecessor Fund acquired
by the Successor Fund.
1.3	Predecessor Trust, on behalf of each Predecessor
Fund, will make reasonable efforts to discharge all of
its known liabilities and obligations prior to the
Valuation Date.  Successor Trust, on behalf of
each Successor Fund, shall assume all of the
iabilities of the corresponding Predecessor Fund,
whether accrued or contingent, known or unknown,
existing at the Valuation Date (collectively,
with respect to each Predecessor Fund separately,
Liabilities).
1.4.	Immediately upon delivery to the
Predecessor Fund of the Successor Fund Shares,
the Predecessor Fund, as the then sole shareholder
of the Successor Fund, shall (a) approve the advisory
agreement with respect to the Successor Fund,
and (b) approve the distribution plan pursuant
to Rule 12b-1 under the 1940 Act with respect to
each applicable class of Successor Fund Shares.
1.5	Immediately following the actions contemplated
by paragraph 1.4, the Predecessor Trust shall take
such actions necessary to complete the liquidation
of each Predecessor Fund.  To complete the liquidation,
the Predecessor Trust, on behalf of the Predecessor Fund,
shall (a) distribute to its shareholders of record with
respect to each class of Predecessor Fund Shares as
of the Closing, as defined in paragraph 3.1
(Predecessor Fund Shareholders), on a pro rata
basis within that class, the Successor Fund Shares
of the corresponding class received by the
Predecessor Trust, on behalf of the Predecessor Fund,
pursuant to paragraph 1.1 and (b) completely liquidate.
Such liquidation shall be accomplished, with respect
to each class of Predecessor Fund Shares, by the
transfer of the corresponding Successor Fund Shares
then credited to the account of the Predecessor Fund
on the books of the Successor Fund to open
accounts on the share records of the Successor
Fund in the names of the Predecessor Fund Shareholders.
The aggregate net asset value of each class of
Successor Fund Shares to be so credited to each
corresponding class of Predecessor Fund Shareholders
shall, with respect to each class, be equal to the
aggregate net asset value of the Predecessor Fund
Shares of the corresponding class owned by
Predecessor Fund Shareholders on the Closing Date.
All issued and outstanding Predecessor Fund Shares
will be canceled on the books of the Predecessor Fund.
No Successor Fund shall issue certificates representing
any class of Successor Fund Shares in
connection with such exchange.
1.6	Ownership of Successor Fund Shares will
be shown on the books of each Successor
Funds transfer agent.
1.7	Any reporting responsibility of a
Predecessor Fund, including, but not limited to,
the responsibility for filing regulatory reports,
tax returns, or other documents with the Securities
and Exchange Commission (Commission), any state
securities commission, and any federal, state or
local tax authorities or any other
relevant regulatory authority, is and shall remain
the responsibility of such Predecessor Fund.
2.	VALUATION
2.1	The value of the Assets of each Predecessor
Fund shall be determined as of the time for
calculation of its net asset value as
set forth in the then-current prospectus for
the Predecessor Fund on the Closing Date (such
time and date being hereinafter called the
Valuation Date), computed using the valuation
procedures set forth in the then-current prospectus
 and statement of additional information,
as supplemented, with respect to each Predecessor
 Fund and valuation procedures
established by Predecessor Trusts Board of Trustees.
2.2	All computations of value shall be made by
JPMorgan Chase Bank, N.A., in its capacity as fund
accountant for each
Predecessor Fund.
3.	CLOSING AND CLOSING DATE
3.1	The Closing Date shall be February 18,
2005, or such other date as the parties may agree.
 All acts taking place at the closing
of the transactions provided for in this Agreement
 (Closing) shall be deemed to take
place simultaneously as of the close of business
on the Closing Date unless otherwise
agreed to by the parties.  The close of business
on the Closing Date shall be as of
5:00 p.m., Eastern Time.  The Closing shall be held
at the offices of Successor Trust or at
such other time and/or place as the parties may agree.
3.2	Predecessor Trust shall direct JPMorgan
Chase Bank, N.A., as custodian for each Predecessor
Fund (Predecessor Fund Custodian),
to deliver to Successor Trust, at the Closing, a
certificate of an authorized officer
stating that (i) the Assets of each Predecessor Fund
 have been delivered in proper
form to the corresponding Successor Fund within two
business days prior to or on the
Closing Date, and (ii) all necessary taxes in
 connection with the delivery of the Assets of
each Predecessor Fund, including all applicable
 federal and state stock transfer
stamps, if any, have been paid or provision for
 payment has been made.  Each Predecessor Funds
portfolio securities represented by a certificate
 or other written instrument shall be
presented by the Predecessor Fund Custodian to
JPMorgan Chase Bank, N.A. as the custodian for
the corresponding Successor Fund (Successor Fund
 Custodian).  Such presentation
shall be made for examination no later than five
 (5) business days preceding the Closing Date,
and such certificates and other written instruments
 shall be transferred and delivered by
each Predecessor Fund as of the Closing Date for
the account of the corresponding Successor
Fund duly endorsed in proper form for transfer in
such condition as to constitute good
delivery thereof.  Each Predecessor Funds Assets
held in book-entry form with a securities
depository, as defined in Rule 17f-4 of the 1940
Act, shall be transferred by the Predecessor
Fund Custodian to the Successor Fund Custodian
for the account of the corresponding
Successor Fund as of the Closing Date by book
entry, in accordance with the customary practices
of the Predecessor Fund Custodian and of each such
securities depository.  The cash to be
transferred by each Predecessor Fund shall be
delivered by wire transfer of federal funds on
the Closing Date.
3.3	Predecessor Trust shall direct the transfer
agent for each Predecessor Fund (Transfer Agent) to
deliver to Successor Trust at
the Closing a certificate of an authorized officer
 stating that its records contain the
name and address of each Predecessor Fund Shareholder
 and the number and percentage ownership of
each outstanding class of Predecessor Fund Shares
owned by each such shareholder
immediately prior to the Closing.  Each Successor
 Fund shall deliver to the Secretary of the
corresponding Predecessor Fund a confirmation
evidencing that (a) the appropriate number of
Successor Fund Shares have been credited to such
Predecessor Funds account on the books of
such Successor Fund pursuant to paragraph 1.1 prior
to the actions contemplated by paragraph 1.4 and (b)
the appropriate number of Successor Fund Shares have
been credited to the accounts of the Predecessor Fund Shareholders on the books of such Successor Fund pursuant to paragraph 1.5.  At the Closing, each
 Predecessor Fund shall deliver to the corresponding
Successor Fund such bills of sale, checks, assignments,
share certificates, if any, receipts or other documents
as such Successor Fund or its counsel may reasonably request.
	3.4	In the event that on the Valuation Date
(a) the New York Stock Exchange or another primary
 trading market for portfolio securities of a Predecessor
 Fund (each, an Exchange) shall be closed to trading or
 trading thereupon shall be restricted, or (b) trading or
the reporting of trading on such Exchange or elsewhere
shall be disrupted so that, in the judgment of the Board
of Trustees of Successor Trust and the Board of Trustees
of Predecessor Trust, accurate appraisal of the value
of the net assets of such Predecessor Fund is
impracticable, the Closing Date shall be postponed
until the first Friday (that is also a business day)
 after the day when trading shall have been fully
resumed and reporting shall have been restored.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Except as has been fully disclosed to the
 Successor Trust in Schedule 4.1 of this Agreement,
 the Predecessor Trust, on behalf of each Predecessor
Fund, represents and warrants to Successor Trust as
follows:
(a)	Each Predecessor Fund is duly established as
a series of the Predecessor Trust, which is a
business trust duly organized, existing and in
good standing under the laws of the Commonwealth
of Massachusetts, with power under the Predecessor
Trusts Declaration of Trust (Charter), to own all
of its Assets and to carry on its business as it is
 being conducted as of the date hereof.
Predecessor Trust is not required to qualify as a
foreign trust or association in any jurisdiction,
 except in any jurisdiction in which it has so
qualified or in which a failure to so qualify
would not have a material adverse effect.
Predecessor Trust has all necessary federal,
state and local authorization to carry on its
business as now being conducted and to fulfill
the terms of this Agreement, except as set forth
in paragraph 4.1(c).  The obligations of Predecessor
 Trust entered into in the name or on behalf thereof
 by any of the Trustees, officers, employees or agents
are made not individually, but in such capacities, and
are not binding upon any of the Trustees, officers,
employees, agents or shareholders of Predecessor Trust
 personally, but bind only the assets of Predecessor
 Trust and all persons dealing with any series or
fund of Predecessor Trust, such as the Predecessor
Funds, must look solely to the assets of Predecessor
Trust belonging to such series or fund for the enforcement
 of any claims against Predecessor Trust.
(b)	Predecessor Trust is a registered investment
company
classified as a management company of the open-end type,
and its registration with
the Commission as an investment company under the 1940 Act,
 and the registration of
each class of Predecessor Fund Shares under the
Securities Act of 1933, as amended (1933 Act),
is in full force and effect.
(c)	No consent, approval, authorization, or
order of any court or governmental authority is
 required
for the consummation by the Predecessor Funds
of the transactions contemplated herein, except
 such as may be required under the 1933 Act,
the Securities Exchange Act of 1934, as amended
 (1934 Act), the 1940 Act, state securities
laws and the Hart-Scott-Rodino Act. (d)	The current
prospectus and statement
of additional information of each Predecessor Fund
(true and correct copies of which have been
delivered to the Successor Trust) and each
prospectus and statement of additional information
of each Predecessor Fund used at all times prior to
the date of this Agreement conforms
or conformed at the time of its use in all material
respects to the applicable requirements
of the 1933 Act and the 1940 Act and the rules and
 regulations of the Commission thereunder
and does not or did not at the time of its use
 include any untrue statement of a material fact
or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made,
not materially misleading.(e)	On the Closing Date, the
Predecessor Trust, on behalf of each Predecessor Fund,
will have good and marketable title to the Assets and
full right, power, and authority to sell, assign,
convey, transfer and deliver such Assets
hereunder free of any liens or other encumbrances,
and upon delivery and payment for
the Assets, the Successor Trust, on behalf of each corresponding Successor Fund, will acquire good and marketable title thereto, subject to no
restrictions on the full transfer thereof,
including such restrictions as might arise under
the 1933 Act.
(f)	None of the Predecessor Funds is engaged
currently, and the execution, delivery and performance
 of this Agreement will not result, (i) in a
material violation of the Charter or by-laws of
Predecessor Trust or of any agreement, indenture,
instrument, contract, lease or other undertaking to
which the Predecessor Trust,
on behalf of any of the Predecessor Funds, is a party
 or by which it is bound, or (ii) the acceleration
of any material obligation, or the imposition of any
 material penalty, under any agreement, indenture,
instrument, contract, lease, judgment or decree to
which the Predecessor Trust, on behalf of any of the Predecessor Funds, is a party or by which it is bound.
(g)	All material contracts or other commitments of
 the Predecessor Funds (other than this Agreement,
 contracts listed in Schedule 4.1 and certain
investment contracts, including options, futures,
 and forward contracts) will terminate without
liability to the Predecessor Funds on or prior to
the Closing Date.  Each contract listed in Schedule
 4.1 is a valid, binding and enforceable obligation
of each party thereto (assuming due authorization,
execution and delivery by the other parties thereto)
and the assignment by each Predecessor Fund to the corresponding Successor Fund of each such contract will not result in the termination of such contract,
 any breach or default thereunder or the imposition
of any penalty thereunder.
(h)	No litigation or administrative proceeding
or investigation of or before any court or
governmental body is presently pending or, to the
Predecessor Trusts knowledge, threatened against
Predecessor Trust, with respect to any
Predecessor Fund or any of its properties or assets,
 that, if adversely determined, would materially
and adversely affect its financial condition or
the conduct of its business.
Predecessor Trust, on behalf of the Predecessor Funds,
knows of no facts which might form the basis for
the institution of such proceedings and is not a party
to or subject to the provisions of any order, decree
 or judgment of any court or governmental body which
materially and adversely affects its business or its
ability to consummate the transactions herein
contemplated.
(i)	The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
 and Schedule of Investments of each of the
Predecessor Funds as included in the most recent
 Annual Report to Shareholders for each of the
Predecessor Funds (as to each Predecessor Fund, the
Annual Statement), have been audited by
PricewaterhouseCoopers LLP, Independent Registered
Public Accounting Firm, and are in accordance with
accounting principles generally accepted in the
United States of America (GAAP) consistently applied,
 and such statements (true and correct copies of
which have been furnished to the Successor Trust)
present fairly, in all material respects, the
financial condition of each of the Predecessor Funds
as of the date of the Annual Statements in accordance
with GAAP, and there are no known contingent, accrued
or other liabilities of the Predecessor Funds required
to be reflected on a balance sheet
(including the notes thereto) in accordance
with GAAP as of the date of the Annual Statements
that are not disclosed therein.  The Statement of
Assets and Liabilities, Statements of Operations and
Changes in Net Assets, and Schedule of Investments
of each of the Predecessor Funds, as
included or to be included in the most recent Semi-
Annual Report to shareholders for each
of the Predecessor Funds since the date of the Annual Statements (as to each Predecessor
Fund, the Semi-Annual Statements) (unaudited), are or
will be when sent to Predecessor
Fund shareholders in the regular course in accordance
with GAAP consistently applied, and
such statements (true and correct copies of which have
 been or will be furnished to the Successor
Trust) present or will present fairly, in all material respects, the financial condition of each of the Predecessor Funds as of the date of the Semi-Annual Statements in accordance with GAAP, and all known contingent, accrued or other liabilities
of the Predecessor Funds required to be reflected on a
 balance sheet (including the notes thereto)
in accordance with GAAP as of such date are or will be
 disclosed therein.(j) Since the date of the
Annual Statement, there has not been any material
adverse change in each  Predecessor Funds financial
condition, assets, Liabilities or business, other than
 changes occurring in the ordinary course
of business, or any incurrence by the Predecessor
Fund of indebtedness, other than indebtedness incurred
in the ordinary course of business in accordance
with the Predecessor Funds investment restrictions.
For the purposes of this subparagraph (j), a decline
in net asset value per share of Predecessor Fund Shares
 due to declines in market values of
securities held by the Predecessor Fund, the discharge
of Predecessor Funds liabilities, or
the redemption of Predecessor Fund Shares by
shareholders of the Predecessor Fund shall not
constitute a material adverse change.
(k)	On the Closing Date, all federal and
other tax returns, dividend reporting forms, and
other tax-related reports of each of the
Predecessor Funds required by law to have been
filed by such date (including any extensions) shall
have been filed and are or will be correct in all
 material respects, and all federal and
other taxes shown as due or required to be shown as
 due on said returns and reports shall
have been paid or provision shall have been made for
 the payment thereof and, to the best of
the Predecessor Trusts knowledge, no such return is
 currently under audit and no assessment
has been asserted with respect to such returns.
(l)	For each taxable year of its operation
(including the taxable year that includes the
Closing Date), each of the Predecessor Funds has met
the requirements of Subchapter M of the Code for
qualification and treatment as a regulated
investment company, has elected to be treated
as such, and has been eligible to compute
and has computed its federal income tax under
Section 852 of the Code.(m)	All issued and
outstanding Predecessor Fund Shares are, and on the
Closing Date will be, duly authorized and validly
and legally issued and outstanding, fully paid and
 non-assessable by Predecessor Trust and have been
offered and sold in every state, territory and the
District of Columbia in compliance in all
material respects with applicable registration
requirements of all applicable federal
and state securities laws.  All of the issued and
outstanding Predecessor Fund Shares will, at the
time of Closing, be held by the persons and in the
 amounts set forth in the records
of the Transfer Agent, on behalf of the Predecessor
 Fund, as provided in paragraph 3.3.  None of the
Predecessor Funds have outstanding any options,
 warrants or other rights to subscribe for or
 purchase any of the Predecessor Fund Shares, nor
is there outstanding any security convertible
into any of the Predecessor Fund Shares.  The
Predecessor Fund will review its assets to ensure
that at any time prior to the Closing Date its
assets do not include any assets that the
Successor Fund is not permitted, or reasonably
believes to be unsuitable for it, to acquire,
including without limitation any security that,
prior to its acquisition by the Predecessor Fund,
is unsuitable for the Successor Fund to acquire.
(n)	The execution, delivery and performance of
this Agreement, and the transactions contemplated
herein, have been duly authorized by all necessary
action on the part of the Board of Trustees of
Predecessor Trust and by the approval of the
Predecessor Funds shareholders, as described in
 paragraph 8.1, and this Agreement constitutes a
 valid and binding obligation of the Predecessor
Trust, on behalf of the Predecessor Fund,
enforceable in accordance with its terms,
subject, as to enforcement, to bankruptcy,
insolvency, reorganization, moratorium and
other laws relating to or affecting creditors
rights and to general equity principles.
(o)	The Proxy Statement (as defined in
paragraph 5.2), insofar as it relates to the
Predecessor Funds, will on the date thereof
and at all times prior to the conclusion of
the shareholder meeting to which the Proxy
Statement relates (i) not contain any untrue
statement of a material fact or omit to state
 a material fact required to be stated therein
or necessary to make the statements therein, in l
ight of the circumstances under which such
statements were made, not materially misleading
(provided that this representation and
warranty shall not apply to statements in or
omissions from the Proxy Statement made in reliance
 upon and
in conformity with information that was furnished by
Successor Trust for use therein) and (ii) comply
in all material respects with the provisions of
the 1933 Act, the 1934 Act and the 1940 Act and
the rules and regulations thereunder.
The information to be furnished by each of
the Predecessor Funds for use in registration
statements and other documents filed or to
be filed with any federal, state or local
regulatory authority (including the National
Association of Securities Dealers, Inc.),
which may be necessary in connection with
the transactions contemplated hereby, shall
be accurate and complete in all material respects
and shall comply in all material respects with
federal securities and other laws and regulations
thereunder applicable thereto.4.2	Except as
has been fully disclosed to the Predecessor Trust
in Schedule 4.2, the Successor Trust, on behalf
of each Successor Fund, represents and warrants
to the Predecessor Trust as follows:
(a)	Each Successor Fund is duly established
as a series of the Successor Trust, which is a
 business trust duly organized, existing, and
in good standing under the laws of the Commonwealth
 of Massachusetts with the power under
Successor Trusts Declaration of Trust to own all
of its properties and assets and to carry on
its business as contemplated by this Agreement.
The Successor Trust is not required to qualify as a
foreign trust or association in any jurisdiction,
except in any jurisdiction in which it has so qualified
or in which a failure to so qualify would not
have a material adverse effect.  The Trust has all
necessary federal, state and local authorization
to carry on its business as now being conducted and
to fulfill the terms of this Agreement, except as
set forth in paragraph 4.2(b).  The obligations of
Successor Trust entered into in the name or on
behalf thereof by any of the Trustees, officers,
employees or agents are made not individually, but
in such capacities, and are not binding upon any of
the Trustees, officers, employees, agents or
shareholders of Successor Trust personally, but
bind only the assets of Successor Trust and all
persons dealing with any series or fund of Successor
Trust, such as the Successor Funds, must look solely
to the assets of Successor Trust belonging to
such series or fund for the enforcement of any
claims against Successor Trust. (b) No consent,
approval, authorization, or order of any court or
governmental authority is required for the consummation
by the Successor Funds of the transactions
contemplated herein, except such as may be
required under the 1933
Act, the 1934 Act, the 1940 Act, state securities laws
and the Hart-Scott-Rodino Act.(c) Each Successor Fund
currently has no assets or liabilities and has carried
 on no business activities prior to the date first
shown above.
Prior to the Closing Date, none of the Successor Funds
will have any assets or liabilities or will have carried
on any business activities. (d) 	None of the
Successor Funds is currently engaged in any activities
and the execution, delivery and performance of this
Agreement will not result, in (i) a material violation of
the Successor Trusts Declaration of Trust or by-laws
or of any agreement, indenture, instrument, contract,
lease or other undertaking to which the Successor
 Trust, on behalf of any of the Successor Funds,
 is a party or by
which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument,
 contract, lease,
judgment or decree to which the Successor Trust, on
behalf of any of the Successor Funds, is a party or by
which it is bound.(e)	No litigation or administrative
proceeding or investigation of or before any court or
 governmental body is presently pending or, to the
Successor Trusts knowledge, threatened against Successor
Trust, with respect to any of the Successor Funds or
its properties or assets, that, if adversely determined,
would materially and adversely affect the Successor
 Funds financial condition or the conduct of its business.
The Successor Trust, on behalf of each of the Successor
Funds, knows of no facts which might form the basis for
the institution of such proceedings and is not a party to
or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Successor Funds business or its ability to consummate the transactions herein contemplated.
(f)	Upon consummation of the Reorganization,
all issued and outstanding Successor Fund Shares will be
duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by Successor Trust and will have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and other securities laws.  None of the Successor Funds
have outstanding any options, warrants or other rights
to subscribe for or purchase any Successor Fund Shares,
nor is there outstanding any security convertible into
 any Successor Fund Shares.(g)	The execution, delivery and
performance of this Agreement, and the transaction contemplated herein, have been duly authorized by all necessary action on the part of the Board of Trustees of the Successor Trust, and this Agreement constitutes a valid and binding
obligation of Successor Trust, on behalf of each of the Successor Funds, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(h) The information to be furnished by each of the Successor Funds for use in the registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other
 laws and regulations applicable thereto.
(i)	The current prospectus and statement of additional
information of each Successor Fund (true and correct
copies of which have been delivered to Predecessor Trust,
 conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein
or necessary to make the statements therein, in light
of the circumstances under which they were made,
not materially misleading. (j)	To the best knowledge
of Successor Trust, on behalf of each Successor Fund,
the Successor Fund will meet the requirements of
Subchapter M of the Code for qualification as a
regulated investment company from and including
the taxable year that includes the Closing
Date and will be eligible to, and will,
compute its Federal income tax under Section
852 of the Code.  5.	COVENANTS
Predecessor Trust, on behalf of each Predecessor
Fund, and the Successor Trust, on behalf of each
Successor Fund, respectively, hereby further
covenant as follows:5.1	Each Predecessor Fund covenants
that it will operate its business in the ordinary
course between the date hereof and the Closing Date,
it being understood that such ordinary course of
business will include the declaration and payment
of customary dividends and distributions, and
any other distribution that may be advisable.
5.2	Predecessor Trust will call a meeting of
the shareholders of each Predecessor Fund to
consider and act upon this Agreement and to take
all other action necessary to obtain approval of
the transactions contemplated herein.  In addition,
the Predecessor Trust will, on behalf of each Predecessor
Fund, prepare, file with the Commission, and deliver to
the shareholders of such Predecessor Fund in connection
with such meeting a proxy statement on Schedule 14A
(Proxy Statement) in compliance in all material respects
with the provisions of the 1934 Act and the 1940 Act
and the rules and regulations thereunder.
5.3	Each Predecessor Fund covenants that the Successor
 Fund Shares to be acquired by such Predecessor Fund
hereunder are not being acquired for the purpose of
making any distribution thereof, other than in accordance
with the terms of this Agreement.5.4	Each Predecessor Fund
will assist the corresponding Successor Fund in obtaining
such information as such Successor Fund reasonably
requests concerning the beneficial ownership of the
Predecessor Fund Shares.5.5	Subject to the provisions
of this Agreement, each Successor Fund and the corresponding Predecessor Fund covenant to take, or cause to be taken, all action, and do or cause to be done, all
things reasonably necessary, proper or advisable to
consummate and make effective the transactions contemplated
by this Agreement.5.6	Each Successor Fund will
provide to the corresponding Predecessor Fund such
 information regarding such Successor Fund as may be
reasonably necessary for the preparation of the
Proxy Statement in compliance with the 1934
Act and the 1940 Act and the rules and regulations
thereunder. 5.7	Each Successor Fund and the corresponding
Predecessor Fund covenant to use its reasonable best
efforts to fulfill or obtain the fulfillment of the
conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.
5.8	The Predecessor Trust, on behalf of each
Predecessor Fund, covenants that it will, from time
to time, as and when reasonably requested
by the Successor Trust, execute and deliver or cause
to be executed and delivered all such assignments and
other instruments and will take or cause to be taken
such further action as the Successor Trust, on behalf
of such Successor Fund, may reasonably deem necessary
or desirable in order to vest in and confirm (a)
the Predecessor Trusts title to and possession of
the Successor Fund Shares to be delivered hereunder and
(b) the Successor Trusts title to and possession of
all the Assets and to otherwise to carry out the intent
and purpose of this Agreement. 5.9	Each Successor
Fund covenants to use all reasonable efforts to obtain
the approvals and authorizations required by the 1933
Act, the 1940 Act and such of the state blue sky
or securities laws as may be necessary in order to operate
after the Closing Date.	5.10	  The Successor
Trust shall not
change its Declaration of Trust, nor the prospectus or statement of additional information of the Successor
Fund prior to the Closing so as to restrict permitted investments for the Successor Fund prior to the Closing, except as required by the Commission. 6. CONDITIONS
PRECEDENT TO OBLIGATIONS OF EACH PREDECESSOR FUND
The obligations of the Predecessor Trust, on behalf
of each Predecessor Fund, to consummate the transactions provided for herein shall be subject, at Predecessor
Trusts election, to the performance by the
Successor Trust, on behalf of the corresponding
Successor Fund, of all the obligations to be
performed by it hereunder on or before the
Closing Date, and, in addition thereto, the
following further conditions:
6.1	All representations
and warranties of the Successor Trust, on behalf
of such Successor Fund, contained in this
Agreement shall be true
and correct in all material respects as of
 the date hereof
and, except as they may be affected by the transactions
 contemplated by this Agreement, as of the Closing Date,
with the same force and effect as if made on and as of
the Closing Date.6.2	The Successor Trust, on behalf
of such Successor Fund, shall have performed all of the
 covenants and complied with all of the provisions
required by this Agreement to be performed or complied
with by the Successor Trust, on behalf of such Successor
Fund, on or before the Closing Date.
6.3	Successor Trust shall have executed and delivered
an assumption of the Liabilities and all such other
agreements and instruments as Predecessor Trust
may reasonably deem necessary or desirable in
order to vest in and confirm (a) Predecessor Trusts
title to and possession of the Successor Fund Shares
to be delivered hereunder and (b) Successor Trusts
assumption of all of the Liabilities and to otherwise
to carry out the intent and purpose of this Agreement.
6.4 	The Successor Trust, on behalf of such Successor
Fund, shall have delivered to such Predecessor Fund a certificate executed in the name of such Successor
Fund by the Successor Trusts President or
Vice President and its Treasurer or Assistant Treasurer,
in a form reasonably satisfactory to Predecessor Trust
and dated as of the Closing Date, as to the matters
set forth in paragraphs 6.1 and 6.2 and as to
such other matters as Predecessor Trust shall
reasonably request.6.5	Such Predecessor Fund and
such Successor Fund shall have agreed on the number
of full and fractional Successor Fund Shares to be issued
in connection with the Reorganization after such number
has been calculated in accordance with paragraph 1.1.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH
SUCCESSOR FUND The obligations of the Successor Trust,
on behalf of each Successor Fund, to complete the
 transactions provided for herein shall be subject, at
the Successor Trusts election, to the performance by
the Predecessor Trust, on behalf of the corresponding Predecessor Fund, of all of the obligations to be performed by it hereunder on or before the Closing
Date and, in addition thereto, the following
conditions: 7.1	All representations and warranties
of the Predecessor Trust, on behalf of such
 Predecessor Fund, contained in this Agreement shall
be true and correct in all material respects as of
the date hereof and, except as they may be affected
by the transactions contemplated by this Agreement,
as of the Closing Date, with the same force and
effect as if made on and as of the Closing Date.
7.2	The Predecessor Trust, on behalf of such
Predecessor Fund, shall have performed all of
 the covenants and complied with all of the provisions
required by this Agreement to be performed or
complied with by the Predecessor Trust, on behalf
of such Predecessor Fund, on or before the Closing
Date. 7.3	The Predecessor Trust shall have
delivered to such Successor Fund a statement of
 the Assets and Liabilities, as of the Closing Date,
including a schedule of investments,certified by the
Treasurer of the Predecessor Trust.  Predecessor
Trust shall have executed and delivered all such
assignments and other instruments of transfer as
Successor Trust may reasonably deem necessary or
desirable in order to vest in and confirm (a)
Predecessor Trusts title to and possession of
the Successor Fund Shares to be delivered hereunder
and (b) Successor Trusts title to and possession of
all the Assets and to otherwise to carry out the
intent and purpose of this Agreement.
7.4	The Predecessor Trust, on behalf of such
Predecessor Fund, shall have delivered to the Successor
Trust a certificate executed in the name of the
Predecessor Trust, on behalf of such Predecessor
Fund, and by the Predecessor Trusts President or
Vice President and its Treasurer or Assistant Treasurer,
in a form reasonably satisfactory to the Successor
Trust and dated as of the Closing Date, as to the
matters set forth in paragraphs 7.1 and 7.2 and as
to such other matters as Successor Trust shall
reasonably request.7.5	Such Predecessor Fund and
such Successor Fund shall have agreed on the number
 of full and fractional Successor Fund Shares to be issued
in connection with the Reorganization after such number
has been calculated in accordance with paragraph 1.1.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF
EACH SUCCESSOR FUND AND EACH CORRESPONDING PREDECESSOR
FUND If any of the conditions set forth below have not
been satisfied on or before the Closing Date with
 respect to the Predecessor Trust, on behalf
of each Predecessor Fund, or the Successor Trust, on
behalf of each Successor Fund, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by
this Agreement: 8.1	This Agreement and the transactions
contemplated herein shall have been approved by
 the requisite vote of the holders of the outstanding
shares of such Predecessor Fund, in accordance
with the provision of the Charter and by-laws of
the Predecessor Trust, applicable state law and
the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to
Successor Trust.  Notwithstanding anything herein
 to the contrary, neither the Successor Trust nor the Predecessor Trust may waive the condition set forth in
this paragraph 8.1.8.2	On the Closing Date no action,
suit or other proceeding shall be pending or, to
the Successor Trusts or to the Predecessor Trusts
knowledge, threatened before any court or governmental
agency in which it is sought to restrain or prohibit,
or obtain damages or other relief in connection with,
this Agreement or the transactions contemplated herein.
8.3	All consents of other parties and all other
consents, orders and permits of federal, state and
local regulatory authorities deemed necessary by the
Successor Trust or the Predecessor Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been
obtained, except where failure to obtain any such
 consent, order or permit would not involve a risk
of a material adverse effect on the assets or
properties of such Successor Fund or such Predecessor
Fund, provided that either party hereto may for itself
waive any of such conditions. 8.4	The
registration statement with respect to the
Successor Fund Shares under the 1933 Act shall
be effective, and no stop order suspending the
effectiveness of such registration statement shall
have been issued and, to the best knowledge of
the parties hereto, no investigation or proceeding
for that purpose shall have been instituted or
be pending, threatened or contemplated under the
1933 Act. 8.5	The parties shall have received the
opinion of Dechert LLP dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations made by the Predecessor Trust, on behalf of each Predecessor Fund, the Successor Trust, on behalf of each Successor Fund, and their respective authorized officers, (i) the transaction contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Successor
Fund and the Predecessor Fund will each be a party
 to a reorganization within the meaning of
Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Successor Fund upon receipt of the Assets in exchange for the Successor
Fund Shares and the assumption by the Successor Fund of the Liabilities; (iii) the basis in the hands of the Successor Fund in the Assets will be the same as the basis of the Predecessor Fund in the Assets immediately prior to the transfer thereof; (iv)
 the holding periods of the Assets in the hands of the Successor Fund will include the periods during which the Assets were held by the Predecessor
Fund; (v) no gain or loss will be recognized by the Predecessor Fund upon the transfer of the Assets to the Successor Fund in exchange for the Successor
Fund Shares and the assumption by the Successor Fund of all of the Liabilities, or upon the distribution of the Successor Fund Shares by the Predecessor Fund
 to its shareholders in liquidation; (vi) no gain or loss will be recognized by the Predecessor Fund shareholders upon the exchange of their Predecessor
Fund Shares for the Successor Fund Shares; (vii) the aggregate basis of the Successor Fund Shares that each Predecessor Fund shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Predecessor
Fund Shares exchanged therefor; (viii) an Predecessor
 Fund shareholders holding period for
his or her Successor Fund Shares will be determined by including the period for which he or she held the Predecessor Fund Shares exchanged therefore, provide that he or she held such Predecessor Fund Shares as capital assets; and (ix) the Successor Fund will succeed to, and take into account (subject to the conditions and limitations specified in Sections
381, 382, 383, and 384 of the Code and the Regulations thereunder) the items of the Predecessor Fund described in Section 381(c) of the Code.
The opinion will not address whether gain or loss will be recognized with respect to any contracts subject to Section 1256 of the Code in connection with the reorganization. The delivery of such opinion is conditioned upon receipt by Dechert
LLP of representations it shall request of the Successor Trust and the Predecessor Trust.
Notwithstanding anything herein to the
contrary, neither the Successor Trust nor the Predecessor Trust may waive the condition set forth in this paragraph 8.5. 8.6 The Assets will include no assets which the Successor Fund, by reason of limitations contained in Successor
Trusts  Declaration of Trust or of investment
 restrictions disclosed in such Successor Funds current prospectus and statement of additional information, as supplemented, in effect on the Closing Date, may not properly acquire.

9.	INDEMNIFICATION
	9.1	The Successor Trust, out of each
Successor Funds assets and property (including
any amounts paid to the Successor Trust pursuant
to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Predecessor Trust and its
Trustees and officers from and against any and
all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of
investigation) to which the corresponding Predecessor
 Fund may
become subject, insofar as such loss, claim,
damage, liability or expense (or actions with respect thereto) arises out ofr is based on (a) any breach by the Successor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission,
neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Successor Trust
 or its Trustees or officers prior to the Closing Date,
 provided
that such indemnification by the Successor Trust
(or the Successor Fund) is not (a) in violation of
any applicable law or (b) otherwise prohibited as a
result of any applicable order or decree issued by
any governing regulatory authority or court
of competent jurisdiction.9.2	The Predecessor Trust,
out of each Predecessor Funds assets and property
(including any amounts paid to the Predecessor
Trust pursuant to any applicable liability
insurance policies or indemnification agreements)
agrees to indemnify and hold harmless the Successor
Trust and its Trustees and officers from and against
any and all losses, claims, damages, liabilities or
expenses (including, without limitation, the payment
of reasonable legal fees and reasonable costs of investigation) to which the corresponding Successor
Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach
by the Predecessor Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted
to be committed by the Predecessor Trust or its Trustees
or officers prior to the Closing Date, provided that
such indemnification by the Predecessor Trust (or the Predecessor Fund) is not (a) in violation of any applicable law or (b) otherwise prohibited as
a result of any applicable order or decree issued by
any governing regulatory authority or court of competent
jurisdiction.  10.	BROKERAGE FEES AND EXPENSES
10.1	The Successor Trust, on behalf of each
Successor Fund, and the Predecessor Trust, on behalf
 of each Predecessor Fund, represent and
warrant to each other that there are no brokers
or finders entitled to receive any payments in
connection with the transactions provided for herein.
10.2	The expenses relating to the Reorganization
will be borne by J.P. Morgan Investment Management Inc.
The costs of the Reorganization shall include, but
not be limited to, costs associated with obtaining
any necessary order of exemption from the 1940 Act, preparing, printing and distributing the Proxy
Statement, legal fees, accounting fees, securities
 registration fees, and costs of holding shareholders meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party
directly incurring such expenses if and to the extent
that the payment by another person of such expenses
would result in the disqualification of such party
as a regulated investment company within the
meaning of Section 851 of the Code.
11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1	The Successor Trust and the Predecessor
Trust agree that neither party has made any
representation, warranty or covenant, on behalf
of either a Successor Fund or a Predecessor Fund, respectively, not set forth herein and that this
Agreement constitutes the entire agreement between
the parties. 11.2	The representations, warranties
and covenants contained in this Agreement or in any
document delivered pursuant hereto or in connection
herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Clo ing and the obligations
 of each Successor Fund in Section 9 shall survive
 the Closing.
12.	TERMINATION; This Agreement may be terminated
and the transactions contemplated hereby may be
 abandoned by resolution of the Board of Trustees
 of the Successor
Trust or the Board of Trustees of the Predecessor Trust,
at any time prior to the Closing Date, if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with
respect to a Successor Fund or a Predecessor Fund, respectively. In addition, this Agreement shall be terminated with respect to each Contingent Predecessor Fund, if the shareholders of such Contingent Predecessor Fund approve the Primary Reorganization of such
Contingent Predecessor Fund and such Primary Reorganization
is consummated. 13.	AMENDMENTS
This Agreement may be amended, modified or
supplemented in such manner as may be deemed
 necessary or advisable by the authorized officers
of Predecessor Trust and the Successor Trust.
14.	NOTICES Any notice, report, statement or demand
required or permitted by any provisions of this
Agreement shall be in writing and shall be given
by facsimile, electronic delivery (i.e., e-mail)
personal service or prepaid or certified
mail addressed as follows:  if to the Successor Trust
or the Predecessor Trust, at the address set forth in
the preamble to this Agreement, in each case to
the attention of Nina O. Shenker and with a copy to
Sullivan & Cromwell, 125 Broadway, New York, NY 10004,
attn.:  John E. Baumgardner, Jr.15.	HEADINGS; GOVERNING
LAW; SEVERABILITY; ASSIGNMENT; LIMITATION OF LIABILITY;
RULE 14515.1	The Article and paragraph headings contained
in this Agreement are for reference purposes only and
shall not affect in any way the meaning or interpretation
of this Agreement. 15.2	This Agreement shall be governed
by and construed in accordance with the laws of
the Commonwealth of Massachusetts without regard to its
principles of conflicts of laws. 15.3	This Agreement shall
bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer
upon or give any person, firm or corporation, other than
the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of
this Agreement.	15.4	The warranties, representations,
and agreements contained in this Agreement made by Predecessor Trust, on behalf of each of the Predecessor Funds, are made on a several (and not joint, or joint and several) basis. Similarly, the warranties, representations, and agreements contained in this Agreement made by the Successor Trust, on behalf of each of the Successor Funds, are made on a several
(and not joint, or joint and several) basis. 15.5
Pursuant to Rule 145 under the 1933 Act, the Predecessor Fund will, in connection with the issuance of any Successor Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows: THESE SHARES HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED
EXCEPT TO SUCCESSOR FUND OR ITS PRINCIPAL UNDERWRITER
 UNLESS (i) A REGISTRATION STATEMENT WITH RESPECT
THERETO IS EFECTIVE UNDER THE SECURITIES ACT OF 1933
, AS AMENDED, OR (ii) IN THE OPINION OF COUNSEL
REASONABLY SATISFACTORY TO SUCCESSOR FUND, SUCH
REGISTRATION IS NOT REQUIRED;




[Remainder of Page Intentionally Left Blank]
 and, further, the Predecessor Fund will issue stop transfer instructions to its transfer agent with respect to such Predecessor Fund Shares.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its
 President or any Vice President.
J.P. MORGAN MUTUAL FUND SERIES, on behalf of each of its series listed in Exhibit A attached hereto

	J.P. MORGAN FUNDS, on behalf of each of
its series listed in Exhibit A attached hereto
By: _______________________________
Name:
Title:
	By: _______________________________
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC., with respect to paragraph 10.2 only



By: _______________________________
Name:
Title:


 Exhibit A

J.P. Morgan Funds	J.P. Morgan Mutual Fund Series
Predecessor Funds
	Successor Funds
JPMorgan Fleming Emerging Markets Debt Fund --
Select	JPMorgan Fleming Emerging Markets Debt Fund --
Select
JPMorgan U.S. Small Company Opportunities Fund --
Select	JPMorgan U.S. Small Company Opportunities Fund --
Select


Contingent Predecessor Funds

JPMorgan U.S. Small Company Opportunities Fund

 Schedule 4.1

None.












































		Schedule 4.2

None.